Exhibit 10.2

INDEPENDENT CONTRACTOR CONSULTING AGREEMENT

THIS INDEPENDENT CONTRACTOR CONSULTING AGREEMENT (the “Agreement”) is entered into on the 14th day of February, 2022 and will be effective on the 21st day of February, 2022 (the “Start Date”), by and between ClearPoint Neuro, Inc., a Delaware corporation (“CLPT”), and Peter Piferi (“Consultant”).

W I T N E S S E T H:

WHEREAS, CLPT is a medical device company focused on creating innovative platforms for performing the next generation of minimally invasive surgical procedures in the brain;

WHEREAS, CLPT’s ClearPoint® Neuro Intervention System (the “ClearPoint System”) is designed to enable a range of minimally invasive procedures in the brain;

WHEREAS, Consultant is a highly-skilled professional with expertise in various aspects of the life sciences and medical device industries, including operations, research and development, patents, procurement, and manufacturing;

WHEREAS, CLPT desires to engage Consultant, as an independent contractor, to render certain consulting services to CLPT, and Consultant desires to provide such consulting services to CLPT, on the terms and conditions set forth herein;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.	Engagement as Consultant. CLPT hereby engages Consultant to render consulting services to CLPT, and Consultant hereby accepts such engagement to render such consulting services to CLPT, upon the terms and conditions set forth herein.
2.	Consulting Services. Consultant will provide CLPT the consulting services set forth on Exhibit A attached hereto (the “Consulting Services”), as requested by CLPT and agreed to by the parties from time to time. Consultant will (a) devote such time, energy and skill as may be necessary to diligently perform the Consulting Services, and (b) timely prepare and forward to CLPT all deliverables related to the Consulting Services as may be reasonably requested by CLPT. No Consulting Services will be provided by Consultant prior to execution of this Agreement. Consultant is a non-exclusive provider of services to CLPT, and CLPT has the sole discretion to decide whether to use Consultant’s services in any given situation. Consultant will have the right to control the performance of the Consulting Services, as the result of the work is the primary factor bargained for in this consulting relationship, and not the manner, method or means by which the result is obtained.
3.	Compensation. For Consulting provided to CLPT hereunder, CLPT will pay Consultant at a rate of Ten Thousand Dollars ($10,000.00) per month, in arrears. Payment for any partial months shall be prorated on a calendar day basis.
4.	Expenses. To the extent CLPT requests Consultant to provide Consulting Services at a location away from the metropolitan area where Consultant resides, CLPT will reimburse Consultant for reasonable travel and living expenses incurred by Consultant in providing such Consulting

Services. Otherwise, CLPT will not be responsible for any out-of-pocket expenses incurred by Consultant in connection with the performance of Consulting Services hereunder unless such expenses are agreed to in advance by CLPT in writing. In any event, (a) CLPT's obligation to reimburse expenses pursuant to this Section 4 is subject to Consultant’s presentation to CLPT of a voucher or other documentation reasonably satisfactory to CLPT indicating the amount and purpose of the expenses incurred by Consultant, and (b) all expenses for which Consultant requests reimbursement must be consistent with all applicable laws, rules and regulations as well as CLPT's Interactions with Healthcare Professionals Policy.

5.	Term.
a.	The initial term of this Agreement will be from the Start Date until April 22, 2022 (the “Initial Term”). The Parties may elect to extend the term on a month-by-month basis, for up to two (2) years from the Start Date. Unless renewed by mutual agreement between the Parties (which can be in the form of an email acknowledgment between CLPT’s CEO or CFO and Consultant), this Agreement will automatically expire on April 22, 2022.
b.	Notwithstanding the foregoing, either party may terminate this Agreement on ten (10) days’ written notice to the other party in the event of a breach of any material provision of this Agreement by such other party if, during such 10-day period, the breaching party fails to cure such breach; provided; however, that CLPT may terminate this Agreement immediately upon written notice to Consultant (i) in the event of Consultant’s breach of Sections 6, Section 7, or (ii) in the event any of the circumstances described in Section 8 occurs.
c.	The provisions of Sections 6, 9, 11, 12, 13, and 15 of this Agreement will survive any termination of this Agreement.
6.	Confidential Information
a.	Company Property. In connection with the performance of Consulting Services, Consultant may receive information, analyses, compilations, plans, designs, concepts, devices, research, studies and other materials relating to CLPT’s existing or potential business that are not generally available to the public (“Confidential Information”). Without CLPT’s prior written consent (which consent may be withheld in CLPT’s sole and absolute discretion), Consultant will not (a) in any way disclose any of the Confidential Information to any third party, or (b) in any way use any of the Confidential Information other than in the performance of the Consulting Services for CLPT's exclusive benefit. Without in any way limiting the generality of the foregoing, in no event may Consultant include any Confidential Information in any application for patent or other proprietary protection filed by or on behalf of Consultant in any country or jurisdiction. Consultant will take all reasonable steps to safeguard the Confidential Information in order to prevent unauthorized disclosure or use thereof. All Confidential Information coming into Consultant's possession, regardless of the form, will remain CLPT's exclusive property. Consultant will return to CLPT all CLPT property obtained during the course of this Agreement when this Agreement terminates or at such earlier time as requested by CLPT.
b.	Developed Works. Consultant will promptly disclose to CLPT, in confidence and (if requested by CLPT) in writing, any discoveries, inventions, data, information, procedures, conclusions and other results conceived, created, developed, made or prepared by Consultant in connection with or as a result of the performance of Consultant’s Services or otherwise based on any Confidential Information received by Consultant (“Developed Works”). CLPT will be the sole owner of all Developed Works and all intellectual property rights with respect thereto throughout the world. Consultant hereby irrevocably assigns to CLPT all right, title and interest of Consultant in and to any and all Developed Works and all intellectual property rights with respect thereto, whether or not patentable, copyrightable or protectable as trade secrets. Consultant acknowledges that any Developed Work which is an original work of authorship and which is copyrightable is a “work made for hire,” as that term is defined in the United States Copyright Act. In addition to the foregoing assignment of Developed Works (and all intellectual property rights with respect thereto) to CLPT, Consultant hereby irrevocably assigns to CLPT any and all “moral rights” that Consultant may have in or with respect to any Developed Work, and Consultant forever waives and agrees not to assert any and all “moral rights” he may have in or with respect to any Developed Work. All Developed Works will constitute Confidential Information subject to the provisions of Section 6(a) above. Consultant agrees to assist CLPT in obtaining and, from time to time, enforcing United States and foreign intellectual property rights relating to Developed Works assigned hereunder to CLPT. To that end, Consultant will execute, verify and deliver such documents and perform such other acts as CLPT may reasonably request for use in applying for, obtaining, perfecting, evidencing, sustaining and enforcing such intellectual property rights and the assignment thereof. In addition, Consultant will execute, verify and deliver assignments of such intellectual property rights to CLPT or its designee.

7.	Consultant Representations and Covenants. Consultant represents, warrants and, for the term of this Agreement, covenants to CLPT that:
a.	Consultant has the requisite expertise, ability, and legal right to render the Consulting Services to CLPT pursuant to this Agreement, and Consultant will perform the Consulting Services in an efficient manner and in accordance with the terms of this Agreement;
b.	Consultant's execution and delivery of this Agreement, and Consultant’s performance under this Agreement, do not and will not (i) breach or otherwise conflict with any obligations binding on Consultant or to which Consultant is or becomes subject, or (ii) require the consent of any third party that has not already been obtained as of the Effective Date;
c.	Consultant has not entered into, and will not enter into, any agreement, either written or oral, in conflict with this Agreement;
d.	Consultant does not have any relationship with a third party, including a competitor of CLPT, which would present a conflict of interest with Consultant’s performance of the Consulting Services, or which would prevent Consultant from carrying out the provisions of this Agreement, and Consultant will not enter into any such relationship during the term of this Agreement;
e.	Consultant will comply with all applicable laws, rules and regulations in connection with his performance of the Consulting Services hereunder and will comply with all CLPT policies otherwise applicable to employee conduct, including, but not limited to, CLPT's Interactions with Healthcare Professionals Policy (which Consultant acknowledges having received);

f.	Consultant will not publish, nor submit for publication, any confidential or proprietary work resulting from the Consulting Services provided hereunder without CLPT’s prior written consent;
g.	Consultant will not, without the prior written consent of CLPT, take any action that reasonably could result in any person other than CLPT having a claim to an ownership interest in any Developed Works;
h.	Consultant will not include any confidential, trade secret or other proprietary information of any third party, or any “protected health information” (within the meaning of the HIPAA Privacy Rule), in any information disclosed to CLPT;
i.	Consultant is not currently, and has never been, (i) a person who has been debarred, excluded or suspended from (A) participating in any federal health care program, (B) participating in any federal contracting by the U.S. General Services Administration or (C) submitting or assisting in the submission of any abbreviated drug application with the U.S. Food and Drug Administration (in either case, “Debarment” or “Debarred”, as applicable), or (ii) an employee, partner, stockholder or member of a Debarred person;
j.	Consultant has never been criminally convicted or found civilly liable for violating any federal, state or local law, including, without limitation, the federal health care program anti-kickback statute (42 U.S.C §1320a-7b); and
k.	Consultant is not currently, and has never been, designated as a “Specially Designated National” or “Blocked Person” by the Office of Foreign Asset Control of the U.S. Department of the Treasury.
8.	Required Notices. Consultant will immediately provide written notice to CLPT if:
a.	Consultant becomes a Debarred person or receives notice of action or threat of action with respect to his Debarment;
b.	Consultant is criminally convicted or found civilly liable for violating any federal, state or local law, including, without limitation, the federal health care program anti-kickback statute (42 U.S.C.);
c.	Consultant becomes designated as a “Specially Designated National” or “Blocked Person” by the Office of Foreign Asset Control of the U.S. Depa1tment of the Treasury.
d.	Consultant accepts employment with a competitor of CLPT which could or does present an actual or perceived conflict of interest with Consultant’s performance of Consulting Services; or
e.	Consultant performs consultative services to a competitor of CLPT, such that the nature of Consultant’s work for the competitor is similar to, or the same as, the Consulting Services Consultant is performing on behalf of CLPT which could or does present an actual or perceived conflict of interest with Consultant’s performance of Consulting Services.

9.	Indemnification. Consultant will indemnify CLPT and hold CLPT harmless from and against any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies (including, without limitation, interest, penalties, court costs and attorneys’ fees) (collectively, “Losses”) which arise out of or relate to (a) any breach or alleged breach of any of Consultant's representations and warranties contained herein, or (b) the breach or alleged breach by Consultant of any covenant or agreement to be performed hereunder.
10.	Intentionally Omitted.
11.	Independent Contractor. Consultant will be an independent contractor of CLPT. Consultant will not be an agent, employee or representative of CLPT, and nothing herein should be construed to constitute Consultant as such. Consultant will not, under any circumstances, look to CLPT as his employer, or as a partner, agent or principal, and Consultant will have no right, power or authority to create any obligation, express or implied, on behalf of CLPT. As an independent contractor, Consultant will not be entitled to any benefits accorded to CLPT’s employees (including, without limitation, workers’ compensation, health insurance, disability insurance, vacation or sick pay), and CLPT will not be responsible for withholding from the compensation payable to Consultant any amounts for federal, state or local income taxes, social security or state disability or unemployment insurance. Consultant will have the entire responsibility to discharge any and all of his obligations relating to taxes, unemployment compensation or insurance, social security, workers’ compensation, disability pensions and tax withholdings (the “Tax Obligations”). Without limiting the generality of Section 9 above, Consultant hereby agrees to indemnify CLPT and hold CLPT harmless for any and all Losses incurred or suffered by CLPT which arise out of Consultant's failure to properly discharge his Tax Obligations.
12.	Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to Consultant’s Consulting Services on behalf of CLPT, and will supersede all previous negotiations, commitments, and writings with respect to Consultant’s Consulting Services on behalf of CLPT.
13.	Amendment. No amendment, modification or supplement of any provision of this Agreement will be valid or effective unless made in writing and signed by each party.
14.	Assignment. This Agreement will be binding upon and will inure to the benefit of CLPT and Consultant and their respective successors and assigns; provided, however, that Consultant may not assign this Agreement or delegate any duties and obligations hereunder.
15.	Notices. Any notice required under this Agreement must be in writing, must be addressed as provided below and will be deemed delivered (a) three business days after deposit in the United States mail, postage prepaid and registered or certified, return receipt requested, (b) one business day after sent by nationally recognized overnight receipted courier service with next day delivery specified, or (c) when actually received by the party to whom such notice is required to be given, if such notice is delivered via electronic mail or any similar method not identified in the preceding clauses (a) and (b):
•	If to CLPT, CLPT's address as set forth on the signature page of this Agreement;
•	If to Consultant, Consultant's address as set forth on the signature page of this Agreement;
•	and in any case at such other address as a party may specify by written notice in accordance with this section. All periods of notice will be measured from the date of deemed delivery as provided in this section.

16.	Severability. Whenever possible, each provision of this Agreement will be interpreted in a manner to be effective, valid and enforceable. If, however, any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, then such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating or affecting in any manner whatsoever the remainder of such provision or the remaining provisions of this Agreement. Furthermore, there will be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and still have such similar provision be construed and enforced as legal, valid, and enforceable.
17.	Descriptive Headings. The descriptive headings of this Agreement are for convenience only and will be of no force or effect in construing or interpreting any of the provisions of this Agreement.
18.	Waiver of Compliance. The failure of either party to comply with any obligation, covenant, agreement or condition under this Agreement may be waived by the party entitled to the benefit thereof only by a written instrument signed by the party on granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition will not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.
19.	Counterparts. This Agreement may be executed in any number of counterparts, each of which need not contain the signature of more than one party but all such counterparts taken together will constitute one and the same agreement. In the event that any signature is delivered by facsimile transmission, or by e-mail delivery of a ".pdf' format data file, such signature will create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or ".pdf ' signature page was an original thereof.
20.	Construction. All plural nouns and pronouns will be deemed to include the singular case thereof where the context requires, and vice versa. All pronouns will be gender neutral unless the context otherwise requires. Any reference to any federal, state, local, or foreign statute or law will be deemed also to refer to all rules and regulations promulgated thereunder, unless the context otherwise requires. The word "including" will mean including without limitation.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

CLEARPOINT NEURO, INC.

By: /s/ Danilo D’Alessandro

Name: Danilo D’Alessandro
Title: Chief Financial Officer

Address for Notice:

ClearPoint Neuro, Inc.
120 S. Sierra Ave., Suite 100
Solana Beach, CA 92075
Attention: General Counsel

CONSULTANT:

/s/ Peter G. Piferi

Peter G. Piferi

Address for Notice:
6026 E. Teton Ave.
Orange, CA 92867

EXHIBIT A

Consultant will provide consulting services related to transitioning Consultant’s job functions and responsibilities to other senior executives of the CLPT, and providing other assistance as may be reasonably requested by CLPT.

For the term requested by the CLPT, Consultant will serve as CLPT’s Interim Head of Regulatory.

Consultant will be provided access to all CLPT systems and applications to provide the Consulting Services.